UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30156	98-0384030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, Suite 702, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 398-0202

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on October 16, 2017, RenovaCare, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the signature pages thereto (the “Purchasers”) in connection with the registered direct public offering (the “Registered Direct Offering”) of an aggregate of 920,000 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”). Pursuant to the Purchase Agreement, we agreed to issue and sell the Shares directly to the Purchasers. The Shares are being offered at a price of $2.50 per share.

In a concurrent private placement (the “Private Placement;” together with the Registered Direct Offering, the “Offering”), we are also selling to the Purchasers, for no additional consideration, a warrant (each a “Warrant” and collectively, the “Warrants”) to purchase one share of Common Stock for each Share purchased for cash in the Offering. The Warrants will be exercisable immediately on the date of issuance (the “Initial Exercise Date”), at an exercise price of $2.75 per share and will expire on the fifth anniversary of the Initial Exercise Date.

The Company expects the Offering to close on or about October 19, 2017, subject to the satisfaction of customary closing conditions in the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The Shares will be issued pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333- 217499), which was initially filed with SEC on April 27, 2017, and was declared effective on May 17, 2017 (the “Registration Statement”). The Company expects to file the prospectus supplement for the registered direct offering on or about October 17, 2017.

The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”), are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which the aforementioned prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to aforementioned prospectus supplement and the accompanying base prospectus. The Warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Warrants are not and will not be listed for trading on any national securities exchange. The Placement Agent is acting as the sole placement agent for the offer and sale of the Warrants

The foregoing description of the Purchase Agreement, and the Warrants are qualified in their entirety by reference to the full text of the Purchase Agreement, and the Warrants, the forms of which are attached as Exhibit 10.1 and Exhibit 4.1 respectively, to the Company’s Current Report on Form 8-K filed on October 18, 2017 and which are incorporated herein in their entirety by reference.

The Company is filing the opinion of its counsel, Satterlee Stephens LLP., relating to the legality of the issuance and sale of the shares of the Shares and the Warrants in the Purchase Agreement, as Exhibit 5.1 hereto. Exhibit 5.1 (inclusive of Exhibit 23.1, the Consent of Satterlee Stephens LLP set forth in Exhibit 5.1) is incorporated herein by reference herein and into the Registration Statement.

The prospectus supplement relating to the Offering will be available on the Commission’s web site at http://www.sec.gov. Copies of the prospectus supplement may also be obtained from the Company at: 430 Park Avenue, Suite 702, New York, NY 10022

This Report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Registration Statement, as amended, and in other documents the Company files from time to time with the Securities and Exchange Commission (the “Commission”). Any forward-looking statements speak only by the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 4.1	Form of Warrant, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 18, 2017
Exhibit 5.1	Opinion of Satterlee Stephens LLP
Exhibit 10.1

Form of Securities Purchase Agreement, dated October 16, 2017, by and between the Company and the Purchasers, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 18, 2017

Exhibit 23.1	Consent of Satterlee Stephens LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Renovacare, Inc.

Dated: October 18, 2017	By:	/s/ Thomas Bold
	Name:	Thomas Bold
	Title:	Chief Executive Officer

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